Exhibit 4.9

CODEXIS, INC.

FIFTH AMENDED AND RESTATED VOTING AGREEMENT

This Fifth Amended and Restated Voting Agreement (the “Agreement”) is made and entered into as of March 4, 2009, by and among Codexis, Inc., a Delaware corporation (the “Company”) and the persons and entities listed on Exhibit A hereto (the “Investors”).

RECITALS

WHEREAS, certain of the Investors hold shares of common stock of the Company (“Common Stock”), Series A Preferred Stock of the Company (“Series A Preferred Stock”), Series B Preferred Stock of the Company (“Series B Preferred Stock”), Series C Preferred Stock of the Company (“Series C Preferred Stock”), Series D Preferred Stock of the Company (“Series D Preferred Stock”) and/or Series E Preferred Stock of the Company (“Series E Preferred Stock”) and, together with the Company, are parties to that certain Fourth Amended and Restated Voting Agreement dated November 13, 2007 (the “Prior Agreement”);

WHEREAS, certain Investors are purchasing shares of the Company’s Series F Preferred Stock (“Series F Preferred Stock”, and together with the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock, the “Preferred Stock”), pursuant to a Series F Preferred Stock Purchase Agreement (the “Purchase Agreement”) of even date herewith (the “Financing”);

WHEREAS, the parties to the Prior Agreement desire to terminate the Prior Agreement and accept the rights and covenants hereof in lieu of their rights and covenants under the Prior Agreement;

WHEREAS, in connection with the Financing, the Company’s Board of Directors (the “Board”) is increasing the number of authorized members of the Board to ten (10);

WHEREAS, the obligations in the Purchase Agreement are conditioned upon the execution and delivery of this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Prior Agreement shall be superseded and replaced in its entirety by this Agreement, and the parties hereto further agree as follows:

1. Voting.

1.1 Investor Shares. The Investors each agree to hold all shares of voting capital stock of the Company (including but not limited to all shares of Common Stock issued upon conversion of the Preferred Stock) registered in their respective names or beneficially owned by them as of the date hereof and any and all other securities of the Company legally or beneficially acquired by each of the Investors after the date hereof (collectively, the “Investor Shares”) subject to, and to vote the Investor Shares in accordance with, the provisions of this Agreement.

1.2 Board of Directors. The holders of Investor Shares shall vote at a regular or special meeting of stockholders (or by written consent) such shares that they own (or as to which they have voting power) to ensure that the size of the Board shall be set and remain at ten (10) directors; provided, however, that, subject to the Company’s Seventh Amended and Restated Certificate of Incorporation, as amended and/or restated from time to time, such Board size may be subsequently increased or decreased pursuant to an amendment of this Agreement in accordance with Section 3.5 hereof and, in addition, as may be increased pursuant to Section D.5(a)(iv), D.5(b)(iv), D.5(c)(iv), and/or D.5(d) of Article IV of the Company’s Seventh Amended and Restated Certificate of Incorporation.

1.3 Election of Directors. On all matters relating to the election of directors of the Company, the Investors agree to vote all Investor Shares held by them (or the holders thereof shall consent pursuant to an action by written consent of the holders of capital stock of the Company) so as to elect (whether through a class vote, cumulative voting or otherwise) members of the Board, as follows:

(a) one (1) nominee of the Series F Preferred Stock designated by Equilon Enterprises LLC dba Shell Oil Products US (the “Shell Series F Representative”), so long as (i) Equilon Enterprises LLC dba Shell Oil Products US and its affiliates (“Shell”) holds on the date of such designation not less than fifty percent (50%) of the total number of shares of Common Stock issuable or issued upon conversion of the Series F Preferred Stock originally purchased by Shell (as adjusted for conversions, stock splits, dividends and the like), (ii) Shell holds on the date of such designation not less than seven percent (7%) of the Fully Diluted Capitalization (as defined below), and (iii) that certain Amended and Restated Collaborative Research Agreement, entered into as of November 1, 2007 and effective as of November 1, 2006, as amended, between Shell and the Company, has not expired or been terminated (other than a termination by Shell arising out of or resulting from a breach of such agreement by the Company) prior to or on the date of such designation; provided, however, that, after the IPO, Shell’s designation of a nominee shall be subject to the reasonable approval of a majority of the members of the Board or the applicable committee of the Board other than the Shell Representatives (as defined below).

(b) one (1) nominee of the Series E Preferred Stock designated by Shell (the “Shell Series E Representative”), so long as (i) Shell holds on the date of such designation not less than fifty percent (50%) of the total number of shares of Common Stock issuable or issued upon conversion of the Series E Preferred Stock originally purchased by Shell (as adjusted for conversions, stock splits, dividends and the like), (ii) Shell holds on the date of such designation not less than five percent (5%) of the Fully Diluted Capitalization (as defined below), and (iii) that certain Amended and Restated Collaborative Research Agreement, entered into as of November 1, 2007 and effective as of November 1, 2006, as amended, between Shell and the Company, has not expired or been terminated (other than a termination by Shell arising out of or resulting from a breach of such agreement by the Company) prior to or on the date of such designation, which designee shall initially be William Rothwell, Ph.D.; provided, however, that, after the IPO, Shell’s designation of a nominee shall be subject to the reasonable approval of a majority of the members of the Board or the applicable committee of the Board other than the Shell Representatives. For purposes of this Agreement, the Shell Series E Representative and the Shell Series F Representative shall collectively be referred to herein as the “Shell Representatives.”

(c) one (1) nominee of the Series D Preferred Stock designated by Biomedical Sciences Investment Fund Pte Ltd (the “Bio*One Representative”), so long as Biomedical Sciences Investment Fund Pte Ltd and its affiliates (“Bio*One”) hold not less than fifty percent (50%) of the total number of shares of Common Stock issuable or issued upon conversion of the Series D Preferred Stock originally purchased by Bio*One (as adjusted for conversions, stock splits, dividends and the like) on the date of such designation;

(d) two (2) nominees of the Series B Preferred Stock designated as follows:

(i) one nominee designated by CMEA Ventures Life Sciences 2000, L.P. (the “CMEA Representative”), so long as CMEA Ventures Life Sciences 2000, L.P. and its affiliates (“CMEA”) hold not less than fifty percent (50%) of the total number of shares of Common Stock issuable or issued upon conversion of the Series B Preferred Stock originally purchased by CMEA (as adjusted for conversions, stock splits, dividends and the like) on the date of such designation, which designee shall initially be Thomas Baruch; and

(ii) one nominee designated by FirstMark III, L.P. and its affiliates (the “FirstMark Representative”), so long as FirstMark III, L.P. and its affiliates (“FirstMark”) hold not less than fifty percent (50%) of the total number of shares of Common Stock issuable or issued upon conversion of the Series B Preferred Stock originally purchased by FirstMark (as adjusted for conversions, stock splits, dividends and the like) on the date of such designation.

(e) one (1) nominee of the Series A Preferred Stock designated by Maxygen, Inc., a Delaware corporation (“Maxygen”), so long as Maxygen and its affiliates hold not less than fifty percent (50%) of the total number shares of Common Stock issuable or issued upon conversion of the Series A Preferred Stock originally purchased by Maxygen (as adjusted for conversions, stock splits, dividends and the like) on the date of such designation, which designee shall initially be Russell Howard;

(f) the person serving as Chief Executive Officer of the Company, or if there is no duly elected Chief Executive Officer, a nominee chosen from Company management by the parties hereto holding a majority of the outstanding Common Stock and Preferred Stock, voting together as a single class on an as converted to Common Stock basis; and

(g) three (3) independent nominees, designated with the consent of the parties hereto holding a majority of the outstanding Common Stock and Preferred Stock, voting together as a single class on an as-converted to Common Stock basis, which designees shall initially be Bernard Kelley, Bruce Pasternack, and Dennis Wolf.

Any vote taken to remove any director elected pursuant to this Section 1.3, or to fill any vacancy created by the resignation, removal or death of a director elected pursuant to this Section 1.3, shall also be subject to the provisions of this Section 1.3 (i.e., removal shall be upon the written recommendation of the party/group that nominated such director and any vacancy shall be filled upon the written recommendation of the party/group that nominated the director previously filling the position); provided, however, that, after the IPO, Shell’s designation of a nominee shall be subject to the reasonable approval of a majority of the members of the Board or the applicable committee of the Board other than the Shell Representatives.

If the Company adopts a classified board structure, subject to the fiduciary duties of the Board under applicable law, Shell shall have the right to determine the class in which the Shell Representatives shall serve at the time of such initial designation by the Board.

“Fully Diluted Capitalization,” at any particular time, means the sum of: (a) the total number of shares of Common Stock that are issued and outstanding at such time; (b) the total number of shares of Common Stock that are issuable upon the conversion in full of all shares of Preferred Stock issued and outstanding at such time; (c) the total number of shares of Common Stock that are issuable upon the conversion or exercise in full of all convertible securities, options, warrants or other rights to acquire Common Stock or Preferred Stock that are outstanding at such time (whether vested or unvested); and (d) the total number of shares of Common Stock that are available for grant or issuance (but not outstanding) under the Company’s option and other benefit plans.

1.4 Board Committee Representation/Chairman. Each of the Shell Representatives, the CMEA Representative, the FirstMark Representative and the Bio*One Representative shall have the right, but not the obligation, to be a member of any committee of the Board.

1.5 No Liability for Election of Recommended Director. None of the parties hereto and no officer, director, stockholder, partner, employee or agent of any party makes any representation or warranty as to the fitness or competence of the nominee of any party hereunder to serve on the Board by virtue of such party’s execution of this Agreement or by the act of such party in voting for such nominee pursuant to this Agreement.

1.6 Legend.

(a) Concurrently with the execution of this Agreement, there shall be imprinted or otherwise placed, on certificates representing the Investor Shares the following restrictive legend (the “Legend”):

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A VOTING AGREEMENT THAT PLACES CERTAIN RESTRICTIONS ON THE VOTING OF THE SHARES REPRESENTED HEREBY. ANY PERSON ACCEPTING ANY INTEREST IN SUCH SHARES SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SUCH AGREEMENT. A COPY OF SUCH VOTING AGREEMENT WILL BE FURNISHED TO THE RECORD HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS.”

(b) The Company agrees that, during the term of this Agreement, it will not remove, and will not permit to be removed (upon registration of reissuance or otherwise, except upon registration of transfer for consideration after the IPO), the Legend from any such certificate and will place or cause to be placed the Legend on any new certificate issued to represent Investor Shares theretofore represented by a certificate carrying the Legend.

1.7 Successors. The provisions of this Agreement shall be binding upon the successors in interest to any of the Investor Shares other than transferees for consideration after the IPO. Prior to the IPO, the Company shall not permit the transfer of any of the Investor Shares on its books or issue a new certificate representing any of the Investor Shares unless and until the person to whom such security is to be transferred shall have executed an additional counterpart signature page of this Agreement whereby such person shall become a party to this Agreement and shall be bound by all the provisions hereof as if such person were an Investor, as applicable. No party to this Agreement may assign or otherwise transfer any of its rights or obligations under this Agreement apart from the shares of capital stock owned by such party.

1.8 Other Rights. Except as provided by this Agreement or any other agreement entered into in connection with the Financing, each Investor shall exercise the full rights of a holder of capital stock of the Company with respect to the Investor Shares, respectively.

1.9 Covenants of the Company. The Company agrees to take all reasonable actions required to ensure that the rights given to the parties hereunder are effective and that they enjoy the benefits thereof. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all of the provisions of this Agreement and in the taking of all such reasonable actions as may be necessary or appropriate in order to protect the rights of the parties hereunder against impairment.

2. Termination.

2.1 General Termination. Subject to Section 2.2 with respect to Shell only, this Agreement shall continue in full force and effect from the date hereof through the earliest of the following times, at which time the provisions of this Agreement, other than Sections 1.3(a), 1.3(b), 2.2 and 3 (except for Sections 3.1, 3.2 and 3.9) hereof (collectively, the “Shell Provisions”), shall terminate in their entirety:

(a) immediately prior to the closing of a firmly underwritten public offering of the Common Stock pursuant to a registration statement filed with the Securities and Exchange Commission, and declared effective under the Securities Act of 1933, as amended, which results in the Preferred Stock being converted into Common Stock (the “IPO”);

(b) ten (10) years from the date of this Agreement;

(c) immediately prior to the closing of a sale, lease, or other disposition of all or substantially all of the Company’s assets or the Company’s merger into or consolidation with any other corporation or other entity, or any other corporate reorganization, in which the holders of the Company’s outstanding voting stock immediately prior to such transaction own, immediately after such transaction, securities representing less than fifty percent (50%) of the voting power of the corporation or other entity surviving such transaction; provided, however, that this Section 2.1(c) shall not apply to a merger effected exclusively for the purpose of changing the domicile of the Company (a “Change in Control”); or

(d) the date as of which the parties hereto terminate this Agreement by written consent of:

(i) Maxygen (provided at the time of termination Maxygen and its affiliates own at least fifty percent (50%) of the total number shares of Series A Preferred Stock outstanding as of the date hereof (as adjusted for conversions, stock splits, dividends and the like)),

(ii) CMEA (provided at the time of termination CMEA owns at least fifty percent (50%) of the total number of shares of Series B Preferred Stock held as of the date hereof (as adjusted for conversions, stock splits, dividends and the like)),

(iii) FirstMark (provided at the time of termination FirstMark owns at least fifty percent (50%) of the total number of shares of Series B Preferred Stock held as of the date hereof (as adjusted for conversions, stock splits, dividends and the like)),

(iv) Bio*One (provided at the time of termination Bio*One owns at least fifty percent (50%) of the total number of shares of Series D Preferred Stock held as of the date hereof (as adjusted for conversions, stock splits, dividends and the like)),

(v) Shell (provided that, on the date of such written consent, Shell retains the right to elect at least one (1) Shell Representative to the Board pursuant to Sections 1.3(a) and/or 1.3(b) hereof) and

(vi) a majority in interest of, collectively, the Investors.

2.2 Shell Termination. For the benefit of Shell only, the Shell Provisions of this Agreement shall continue in full force and effect from the date hereof through the earliest of the following dates, on which date the Shell Provisions (except for the last sentence of this Section 2.2, which shall terminate after the resignation of the Shell Representatives) shall terminate in their entirety:

(a) ten (10) years from the date of this Agreement;

(b) immediately prior to the closing of a Change in Control;

(c) the date as of which the parties hereto terminate this Agreement with the written consent of Shell (provided at the time of termination Shell owns at least fifty percent (50%) of the total number of shares of Common Stock issued or issuable upon conversion of the Series E Preferred Stock and the Series F Preferred Stock (voting together as a single class and not as a separate series and on an as-if-converted basis) originally purchased by Shell (as adjusted for conversions, stock splits, dividends and the like));

(d) the date as of which Shell holds less than five percent (5%) of the Fully Diluted Capitalization; or

(e) the date as of which that certain Amended and Restated Collaborative Research Agreement, entered into as of November 1, 2007 and effective as of November 1, 2006, as amended, has expired or been terminated other than a termination by Shell arising out of or resulting from a breach of such agreement by the Company (each of such times in Sections 2.2(a) through 2.2(e) hereof being a “Shell Termination Trigger”).

Upon a Shell Termination Trigger, Shell shall cause the Shell Representatives to resign from the Board and any committees of the Board on which such Shell Representatives sit, upon the request of a majority of the members of the Board or the applicable committees of the Board other than the Shell Representatives.

3. Miscellaneous.

3.1 Ownership. Each Investor represents and warrants to the other Investors and the Company that (a) such Investor now owns the Investor Shares, free and clear of liens or encumbrances, and has not, prior to or on the date of this Agreement, executed or delivered any proxy or entered into any other voting agreement or similar arrangement other than one that has expired or terminated prior to or on the date hereof, and (b) such Investor has full power and capacity to execute, deliver and perform this Agreement, which has been duly executed and delivered by, and evidences the valid and binding obligation of, such Investor enforceable in accordance with its terms.

3.2 Further Action. If and whenever the Investor Shares are sold prior to the IPO, each Investor shall do all things and execute and deliver all documents and make all transfers, and cause any transferee of the Investor Shares to do all things and execute and deliver all documents, as may be necessary in good faith to consummate such sale consistent with this Agreement.

3.3 Specific Performance. The parties hereto hereby declare that it is impossible to measure in money the damages that will accrue to a party hereto or to their heirs, personal representatives, or assigns by reason of a failure to perform any of the obligations under this Agreement, that such a breach would cause irreparable harm to the parties and agree that the terms of this Agreement shall be specifically enforceable by equitable remedies, including, but not limited to, temporary, preliminary and injunctive relief, specific performance and the right to compel the breaching party to vote his or its capital stock of the Company in accordance with the provisions of the Agreement. If any party hereto or his heirs, personal representatives, or assigns institutes any action or proceeding to specifically enforce the provisions hereof, any person against whom such action or proceeding is brought hereby waives the claim or defense therein that such party or such personal representative has an adequate remedy at law, and such person shall not offer in any such action or proceeding the claim or defense that such remedy at law exists.

3.4 Governing Law. This Agreement, and the rights of the parties hereto, shall be governed by and construed in accordance with the laws of the State of Delaware as such laws apply to agreements among Delaware residents made and to be performed entirely within the State of Delaware.

3.5 Amendment or Waiver. This Agreement may be amended (or provisions of this Agreement waived) only by an instrument in writing signed by (i) the Company and (ii) the holders of at least a majority of the Preferred Stock, voting together as a single class on an as-converted basis and including any Common Stock issued upon conversion, except as provided below.

Any amendment or waiver so effected shall be binding upon the Company, each of the parties hereto and any assignee of any such party; provided, however, that notwithstanding the foregoing, the consent of any Investor having the right to designate or remove a director pursuant to Section 1.3 of this Agreement and/or a committee appointment right pursuant to Section 1.4, as applicable, shall be required for any amendment, supplement, modification or waiver of such rights (provided at the time of such amendment, supplement, modification or waiver, such Investor owns at least fifty percent (50%) of the total number of shares of Common Stock issued or issuable upon conversion of the shares of the relevant series of Preferred Stock purchased by such Investor (for instance, with respect to Shell, the Series E Preferred Stock or Series F Preferred Stock, as applicable), which shares are held by such Investor as of the date hereof (as adjusted for conversions, stock splits, dividends and the like)); provided, further, however, that no amendment or waiver of this Agreement shall materially and adversely affect the rights of an Investor in a manner that materially and disproportionately discriminates against such Investor in relation to the other Investors without such Investor’s written consent; provided, further, however, that the addition of new parties to this Agreement or the proportionate adjustment in rights that would result from adding new parties (including in connection with the addition of new seats to the Board) shall not be deemed to be an amendment or waiver which materially and disproportionately discriminate against such Investor.

3.6 Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

3.7 Successors. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, assigns, administrators, executors and other legal representatives.

3.8 Additional Shares. In the event that subsequent to the date of this Agreement any shares or other securities are issued on, or in exchange for, any of the Investor Shares by reason of any stock dividend, stock split, combination of shares, reclassification or the like, such shares or securities shall be deemed to be Investor Shares for purposes of this Agreement.

3.9 Addition of Investors. Notwithstanding anything to the contrary contained herein, if, prior to the IPO, the Company (i) shall issue additional shares of its Preferred Stock pursuant to the Purchase Agreement or (ii) issues shares of Common Stock to a director or officer of the Company or to a person that as a result of such issuance becomes a holder of at least five percent (5%) of the Common Stock of the Company, the Company will cause such purchaser of such shares of Preferred Stock or Common Stock, as the case may be, to become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement and such purchaser shall be deemed an “Investor” hereunder and Exhibit A shall be accordingly updated.

3.10 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together shall constitute one and the same agreement.

3.11 Waiver. No waivers of any breach of this Agreement extended by any party hereto to any other party shall be construed as a waiver of any rights or remedies of any other party hereto or with respect to any subsequent breach.

3.12 Attorney’s Fees. In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

3.13 Notices. Any notices required in connection with this Agreement shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written notification of receipt. All notices shall be addressed to the holder appearing on the books of the Company or at such address as such party may designate by ten (10) days advance written notice to the other parties hereto.

3.14 Entire Agreement. This Agreement and Exhibit A hereto, along with the Purchase Agreement and each of the Exhibits thereto, constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

3.15 Grant of Proxy. Upon the failure of any party to vote their Investor Shares in accordance with the terms of this Agreement, such party hereby grants to a stockholder designated by the Board a proxy coupled with an interest in all Investor Shares owned by such party, which proxy shall be irrevocable until this Agreement terminates pursuant to its terms or this Section 3.15 is amended to remove such grant of proxy in accordance with Section 3.5 hereof, to vote all such Investor Shares in the manner provided in Section 1 hereof.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties hereto have executed this FIFTH AMENDED AND RESTATED VOTING AGREEMENT as of the date first above written.

CODEXIS, INC.

By:	/s/ Alan Shaw
Name:	Alan Shaw
Title:	President

SIGNATURE PAGE TO FIFTH AMENDED AND RESTATED VOTING AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this FIFTH AMENDED AND RESTATED VOTING AGREEMENT as of the date first above written.

MAXYGEN, INC.

By:	/s/ Russell J. Howard
Name:	Russell J. Howard
Title:	CEO

SIGNATURE PAGE TO FIFTH AMENDED AND RESTATED VOTING AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this FIFTH AMENDED AND RESTATED VOTING AGREEMENT as of the date first above written.

CMEA VENTURES LIFE SCIENCES 2000, L.P.

By:	/s/ Karl Handelsman
Name:	Karl Handelsman
Title:	General Partner

CMEA VENTURES LIFE SCIENCES 2000, CIVIL LAW PARTNERSHIP

By:	/s/ Karl Handelsman
Name:	Karl Handelsman
Title:	General Partner

SIGNATURE PAGE TO FIFTH AMENDED AND RESTATED VOTING AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this FIFTH AMENDED AND RESTATED VOTING AGREEMENT as of the date first above written.

FIRSTMARK III, L.P.

(formerly, Pequot Private Equity Fund III, L.P.)

By:	/s/ Brian Kempner
Name:
Title:

FIRSTMARK III Offshore Partners, L.P.

(formerly, Pequot Offshore Private Equity Partners III, L.P.)

By:	/s/ Brian Kempner
Name:
Title:

SIGNATURE PAGE TO FIFTH AMENDED AND RESTATED VOTING AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this FIFTH AMENDED AND RESTATED VOTING AGREEMENT as of the date first above written.

PFIZER IRELAND PHARMACEUTICALS (formerly, Pfizer Overseas Pharmaceuticals)

By:	/s/ Paul Duffy
Name:	Paul Duffy
Title:	Director

SIGNATURE PAGE TO FIFTH AMENDED AND RESTATED VOTING AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this FIFTH AMENDED AND RESTATED VOTING AGREEMENT as of the date first above written.

BIOMEDICAL SCIENCES INVESTMENT FUND PTE LTD

By:	/s/ Chu Swee Yeok
Name:	Chu Swee Yeok
Title:	Director

SIGNATURE PAGE TO FIFTH AMENDED AND RESTATED VOTING AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this FIFTH AMENDED AND RESTATED VOTING AGREEMENT as of the date first above written.

ROBERT W. CRANMER-BROWN

By:	/s/ Robert W. Cranmer-Brown
Name:	Robert W. Cranmer-Brown

SIGNATURE PAGE TO FIFTH AMENDED AND RESTATED VOTING AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this FIFTH AMENDED AND RESTATED VOTING AGREEMENT as of the date first above written.

THE CONUS FUND, L.P.

By:	/s/ Andrew D. Zacks
Name:	Andrew D. Zacks
Title:	Managing Member, General Partner Conus Capital, LLC

THE CONUS FUND OFFSHORE MASTER FUND LTD.

By:	/s/ Andrew D. Zacks
Name:	Andrew D. Zacks
Title:	Managing Director, Investment Manager Conus Partners, Inc

THE CONUS FUND (QP) L.P.

By:	/s/ Andrew D. Zacks
Name:	Andrew D. Zacks
Title:	Managing Member, General Partner Conus Capital, LLC

SIGNATURE PAGE TO FIFTH AMENDED AND RESTATED VOTING AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this FIFTH AMENDED AND RESTATED VOTING AGREEMENT as of the date first above written.

EQUILON ENTERPRISES LLC DBA SHELL OIL PRODUCTS US

By:	/s/ Richard M. Oblath
Name:	Richard M. Oblath
Title:	Attorney in Fact

SIGNATURE PAGE TO FIFTH AMENDED AND RESTATED VOTING AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this FIFTH AMENDED AND RESTATED VOTING AGREEMENT as of the date first above written.

MALAYSIAN LIFE SCIENCES CAPITAL FUND, LTD.

Malaysian Life Sciences Capital Fund Management
Company Ltd, its Manager

By:	/s/ Dr. Roger Earl Wyse
Name:	Dr. Roger Earl Wyse
Title:	Co-Chairman

SIGNATURE PAGE TO FIFTH AMENDED AND RESTATED VOTING AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this FIFTH AMENDED AND RESTATED VOTING AGREEMENT as of the date first above written.

COOK INLET REGION, INC.

By:	/s/ Stig A. Colberg
Name:	Stig A. Colberg
Title:	Vice President, Business Development

SIGNATURE PAGE TO FIFTH AMENDED AND RESTATED VOTING AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this FIFTH AMENDED AND RESTATED VOTING AGREEMENT as of the date first above written.

MALAYSIAN TECHNOLOGY DEVELOPMENT CORPORATION SDN. BHD.

By:	/s/ Norhalim Yunus
Name:
Title:

SIGNATURE PAGE TO FIFTH AMENDED AND RESTATED VOTING AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this FIFTH AMENDED AND RESTATED VOTING AGREEMENT as of the date first above written.

GREENER CAPITAL PARTNERS, L.P.

By:	Greener Capital Equity, L.L.C.
Its general partner

By:	/s/ Charles H. Finnie
Name:	Charles H. Finnie
Title:	Managing Partner

SIGNATURE PAGE TO FIFTH AMENDED AND RESTATED VOTING AGREEMENT

EXHIBIT A

LIST OF INVESTORS

Maxygen, Inc.

CMEA Ventures Life Sciences 2000, L.P.

CMEA Ventures Life Sciences 2000, Civil Law Partnership

CTTV Investments LLC

FirstMark III, L.P.

FirstMark III Offshore Partners, L.P.

Pfizer Overseas Pharmaceuticals

Biomedical Sciences Investment Fund Pte Ltd

Robert W. Cranmer-Brown

The Conus Fund, L.P.

The Conus Fund Offshore Master Fund Ltd.

The Conus Fund (QP) L.P.

Equilon Enterprises LLC dba Shell Oil Products US

GPSF Securities Inc.

Malaysian Life Sciences Capital Fund, Ltd.

AFAC Equity, L.P.

Cook Inlet Region, Inc.

Malaysian Technology Development Corporation Sdn. Bhd.

Greener Capital Partners, L.P.